SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 18, 2012

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 18, 2012, Corgenix Medical Corporation (the “Company”) held its annual meeting of the shareholders of the Company (the “Annual Meeting of Shareholders”), where the shareholders were asked to vote on the matters set forth below:

1.              Proposal to elect seven directors to serve under the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Proxies were solicited by management in favor of the director nominees, with no solicitation in opposition to management’s nominees.  The director nominees were elected to serve for a period of one year until the Company’s next Annual Meeting of Shareholders.  The number of votes cast for, against, or withheld, as well as the number of broker non-votes, for each nominee was as follows:

Nominee	Total Shares Voted	Votes Cast For	Votes Cast Against	Votes Withheld	Broker Non-Votes
Dennis Fusco	26,147,557	25,857,260	0	290,297	15,594,696
Douglass T. Simpson	26,147,557	25,877,380	0	270,177	15,594,696
Robert Tutag	26,147,557	25,859,260	0	288,297	15,594,696
Bruce A. Huebner	26,147,557	25,889,260	0	258,297	15,594,696
David Ludvigson	26,147,557	25,889,260	0	258,297	15,594,696
Dennis Walczewski	26,147,557	25,857,260	0	290,297	15,594,696
Stephen P. Gouze	26,147,557	25,859,260	0	288,297	15,594,696

2.              Proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2013.  The number of votes cast for, against, or abstained were as follows:

For	Against	Abstain
41,608,858	61,716	71,679

Item 7.01.  Regulation FD Disclosure.

At the Annual Meeting of Shareholders on December 18, 2012 the Company’s President and Chief Executive Officer and Chief Financial Officer presented materials to shareholders which are filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Shareholder presentation material of the President and Chief Executive Officer and the Chief Financial Officer of the Company used at the Annual Meeting of Shareholders on December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Shareholder presentation material of the President and Chief Executive Officer and the Chief Financial Officer of the Company used at the Annual Meeting of Shareholders on December 18, 2012.